EXHIBIT 10.1

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER, dated as of October 28, 2016 (this “Agreement”), is entered into by and between Ashford Inc., a Delaware corporation (“Ashford (DE)”), and Ashford Inc., a Maryland corporation (“Ashford (MD)”).  Ashford (DE) and Ashford (MD) are hereinafter sometimes collectively referred to as the “Constituent Corporations.”

WITNESSETH:

WHEREAS, Ashford (DE) is a corporation duly organized and existing under the laws of the State of Delaware;

WHEREAS, Ashford (MD) is a corporation duly organized and existing under the laws of the State of Maryland and is a wholly-owned subsidiary of Ashford (DE);

WHEREAS, Ashford (DE) has authority to issue (i) 100,000,000 shares of common stock, par value $0.01 per share (“Ashford (DE) Common Stock”), of which 2,015,599 shares are issued and outstanding, (ii) 50,000,000 shares of blank check common stock, par value $0.01 per share, of which no shares are issued and outstanding, and (iii) 50,000,000 shares of preferred stock, par value $0.01 per share, of which 2,000,000 shares have been designated as “Series A Preferred Stock” and are reserved for issuance under Ashford (DE)’s stockholder rights plan, and the remaining 48,000,000 shares remain undesignated;

WHEREAS, Ashford (MD) has authority to issue 1,000 shares of common stock, par value $0.01 per share (“Ashford (MD) Common Stock”), of which 1,000 shares are issued and outstanding and owned by Ashford (DE);

WHEREAS, the respective boards of directors of Ashford (DE) and Ashford (MD) have determined that it is advisable and in the best interests of such corporations and their stockholders that Ashford (DE) merge with and into Ashford (MD) with Ashford (MD) surviving upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the purpose of the Merger (as defined below) is, among other things, to change the state of incorporation of the parent company to enable it to avail itself of the advantages that the corporate laws of the State of Maryland afford to companies incorporated in Maryland and to align the jurisdiction of organization of the parent company with the jurisdiction of the real estate investment trusts that it manages;

WHEREAS, Ashford (MD) is a newly formed corporation organized to effect the Merger (as defined below) and, prior to such transaction, shall hold no assets other than those incident to its formation;

WHEREAS, for United States federal income tax purposes, the parties hereto intend the Merger (as defined below) to qualify as a “reorganization” within the meaning of

Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations promulgated thereunder;

WHEREAS, the board of directors of Ashford (DE) has approved this Agreement in accordance with the Delaware General Corporation Law (the “DGCL”); and

WHEREAS, the board of directors of Ashford (MD) and Ashford (DE), in its capacity as the sole stockholder of Ashford (MD), have approved this Agreement by execution of a written consent in accordance with Section 2-505 of the Maryland General Corporation Law (the “MGCL”).

NOW, THEREFORE, in consideration of the premises and mutual agreements and covenants herein contained, Ashford (DE) and Ashford (MD) hereby agree as follows:

1.                                      Merger; Effective Time.  Ashford (DE) shall be merged with and into Ashford (MD) (the “Merger”) in accordance with Section 253 of the DGCL and Section 3-102 of the MGCL such that Ashford (MD) shall be the surviving corporation (hereinafter sometimes referred to as the “Surviving Corporation”).  The Merger shall become effective on the date and at the time (the “Effective Time”) specified in Articles of Merger complying with Section 3-109 of the MGCL and in a Certificate of Ownership and Merger complying with the Section 253 of the DGCL, or in a single document meeting the applicable requirements of the MGCL and the DGCL, executed and acknowledged on behalf of Ashford (MD) and Ashford (DE) in accordance with the requirements of the MGCL and the DGCL, respectively, each as filed with the Department of Assessments and Taxation of the State of Maryland and the Secretary of State of the State of Delaware, respectively.

2.                                      Governing Documents. The charter of Ashford (MD) shall be amended and restated in the form attached hereto as Exhibit A and as so amended and restated shall be the charter of the Surviving Corporation without change or amendment until thereafter amended in accordance with the provisions thereof and applicable law. The Bylaws in the form attached hereto as Exhibit B shall be adopted as the Bylaws of the Surviving Corporation without change or amendment until thereafter amended in accordance with the provisions thereof and applicable law.

3.                                      Directors.  The persons who are directors of Ashford (DE) immediately prior to the Effective Time shall, after the Effective Time, be the directors of the Surviving Corporation, without change until their successors have been duly elected and qualified in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation.

4.                                      Officers.  The persons who are officers of Ashford (DE) immediately prior to the Effective Time shall, after the Effective Time, be the officers of the Surviving Corporation, without change until their successors have been duly elected and qualified in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation.

5.                                      Succession.  At the Effective Time, in accordance with DGCL, the separate corporate existence of Ashford (DE) shall cease and (i) all the rights, privileges, powers and franchises of a public and private nature of each of the Constituent Corporations, subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; (ii) all assets, property, real, personal and mixed, belonging to each of the Constituent Corporations; and (iii) all debts due to each of the Constituent Corporations on whatever account, including stock subscriptions and all other things in action, in each case, shall succeed to, be vested in and become the property of the Surviving Corporation without any further act or deed as they were of the respective Constituent Corporations.  The title to any real estate vested by deed or otherwise and any other asset, in either of such Constituent Corporations, shall not revert or be in any way impaired by reason of the Merger, but all rights of creditors and all liens upon any property of Ashford (DE) shall be preserved unimpaired.  To the extent permitted by law, any claim existing or action or proceeding pending by or against either of the Constituent Corporations may be prosecuted as if the Merger had not taken place.  All debts, liabilities and duties of the respective Constituent Corporations shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it.  All corporate acts, plans, policies, agreements, arrangements, approvals and authorizations of Ashford (DE), its stockholders, board of directors and committees thereof, officers and agents that were valid and effective immediately prior to the Effective Time, shall be taken for all purposes as the acts, plans, policies, agreements, arrangements, approvals and authorizations of the Surviving Corporation and shall be as effective and binding thereon as the same were with respect to Ashford (DE).  The employees and agents of Ashford (DE) shall become the employees and agents of the Surviving Corporation and continue to be entitled to the same rights and benefits that they enjoyed as employees and agents of Ashford (DE).

6.                                      Further Assurances.  From time to time, as and when required by the Surviving Corporation or by its successors or assigns, there shall be executed and delivered on behalf of Ashford (DE) such deeds and other instruments, and there shall be taken or caused to be taken by it all such further and other action, as shall be appropriate, advisable or necessary in order to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Ashford (DE), and otherwise to carry out the purposes of this Agreement.  The officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of Ashford (DE) or otherwise, to take any and all such action and to execute and deliver any and all such deeds and other instruments.

7.                                      Conversion of Shares.  At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

(i)                                     each share of Ashford (DE) Common Stock issued and outstanding immediately prior to the Effective Time shall be changed and converted into one (1) validly issued, fully paid and non-assessable share of Ashford (MD) Common Stock;

(ii)                                  each option to purchase or other right to acquire shares of Ashford (DE) Common Stock issued and outstanding immediately prior to the Effective Time under Ashford (DE)’s 2014 Incentive Plan (the “2014 Incentive Plan”), whether or not then vested or exercisable, shall be converted into an option to purchase or other right to acquire, upon the same terms and conditions (including, but not limited to, the exercise price, vesting terms and settlement schedule, as applicable, of the option or right), the number of shares of Ashford (MD) Common Stock that is equal to the number of shares of Ashford (DE) Common Stock underlying such option or other right immediately prior to the Effective Time; and

(iii)                               each share of Ashford (MD) Common Stock issued and outstanding immediately prior to the Effective Time and held by Ashford (DE) shall be cancelled, without any consideration being issued or paid therefor, and shall resume the status of authorized and unissued shares of Ashford (MD) Common Stock, and no shares of Ashford (MD) Common Stock or other securities of the Surviving Corporation shall be issued in respect thereof.

Prior to the Effective Time, Ashford (DE) or its board of directors or a committee thereof, as applicable, shall pass resolutions and take any actions as are necessary to effectuate the provisions of Section 7(ii) and Section 8.  After the Effective Time, the Surviving Corporation shall reflect in its stock ledger the number of shares of Ashford (MD) Common Stock to which each stockholder of Ashford (DE) is entitled pursuant to the terms hereof.

8.                                      Conversion of Plans.  The 2014 Incentive Plan shall remain in full force and effect as in effect at the Effective Time; provided, however, that the 2014 Incentive Plan shall be amended effective immediately following the Effective Time such that all references to shares of Ashford (DE) shall be made references to Ashford (MD).

9.                                      Fractional Shares.  No fractional shares of Ashford (MD) Common Stock shall be issued upon the conversion of any shares of Ashford (DE) Common Stock.

10.                               Certain Common Stock Rights. All shares of Ashford (MD) Common Stock into which shares of Ashford (DE) Common Stock shall have been converted pursuant to this Agreement shall be deemed to have been issued in full satisfaction of all rights pertaining to such converted shares.  At the Effective Time, the holders shares of Ashford (DE) Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such stock, and their sole rights shall be with respect to Ashford (MD) Common Stock into which their shares of Ashford (DE) Common Stock have been converted as provided in this Agreement.  At the Effective Time, the stock transfer books of Ashford (DE) shall be closed, and no transfer of shares of Ashford (DE) Common Stock outstanding immediately prior to the Effective Time shall thereafter be made or consummated.

11.                               Conditions.  Consummation of the Merger and related transactions is subject to satisfaction of the following conditions prior to the Effective Time:

(i)                                     The Merger must have been approved by the requisite vote of stockholders of Ashford (DE) and all other necessary action must have taken place to authorize the execution, delivery and performance of this Agreement by Ashford (DE) and Ashford (MD).

(ii)                                  All regulatory approvals necessary in connection with the consummation of the Merger and the transactions contemplated thereby must have been obtained.

12.                               Section 16.  The boards of directors of Ashford (DE) and Ashford (MD), or a committee of non-employee directors thereof (as such term is defined for purposes of

Rule 16b-3(d) under the Securities Exchange Act of 1934 (the “Exchange Act”)), shall take all such steps as may be required to cause any dispositions of or other transactions in Ashford (DE) Common Stock and any acquisitions of or other transactions in Ashford (MD) Common Stock pursuant to the transactions contemplated by this Agreement by any person who is an officer or director of Ashford (DE) or Ashford (MD), respectively, subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Ashford (DE) or Ashford (MD), respectively, to be exempt from liability pursuant to Rule 16b-3 under the Exchange Act to the fullest extent permitted by applicable law.

13.                               Termination; Amendment.  This Agreement may be terminated and the Merger abandoned or deferred by either Ashford (DE) or Ashford (MD) by appropriate resolution of the board of directors of either Ashford (DE) or Ashford (MD) at any time prior to the Effective Time notwithstanding approval of this Agreement by the stockholders of Ashford (DE) or Ashford (MD), or both, if circumstances arise which, in the opinion of the board of directors of Ashford (DE) or Ashford (MD) make the Merger inadvisable or such deferral of the time of consummation of the Merger advisable. Subject to applicable law and subject to the rights of the stockholders to approve any amendment that would have a material adverse effect on the stockholders, this Agreement may be amended, modified or supplemented by written agreement of the parties hereto at any time prior to the Effective Time with respect to any of the terms contained herein.

14.                               Counterparts.  This Agreement may be executed in one or more counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

15.                               Descriptive Headings.  The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

16.                               Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland, without giving effect to the choice or conflict of law provisions contained therein to the extent that the application of the laws of another jurisdiction will be required thereby.

17.                               Plan of Reorganization.  This Agreement is hereby adopted as a “plan of reorganization” within the meaning of Treasury Regulation Section 1.368-2(g).  Each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and will not knowingly take any actions or cause any actions to be taken which could reasonably be expected to prevent the Merger from qualifying, as a reorganization within the meaning of Section 368(a) of the Code.

[Signature follow on the next page]

IN WITNESS WHEREOF, Ashford (DE) and Ashford (MD) have caused this Agreement to be executed and delivered as of the date first written above.

Ashford Inc., a Delaware Corporation

By:	/s/ David A. Brooks
	Name:	David A. Brooks
	Title:	Chief Operating Officer and
General Counsel

Ashford Inc., a Maryland corporation

By:	/s/ David A. Brooks
	Name:	David A. Brooks
	Title:	Chief Operating Officer and
General Counsel

[Signature Page to Agreement and Plan of Merger]